                                                                    EXHIBIT (12)
                                                                          PAGE 1



                              REPUBLIC BANCORP INC.
   Calculations of Ratios of Earnings to Combined Fixed Charges and Dividends on Trust Preferred Securities and Preferred Stock of Subsidiary


                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------------------------
(in thousands)                                            2002           2001           2000          1999           1998
 Including Interest on Deposits:                        --------       --------       --------      --------       --------

 Fixed charges:
       Total interest expense                           $137,024       $189,767       $213,680      $171,396       $173,649
       Interest portion of rent expense                      735            846            998         1,007            860
       Dividends on trust preferred securities
       and preferred stock of subsidiary                   5,828          3,655          2,723         2,723          2,723
                                                        --------       --------       --------      --------       --------
           Fixed charges including
               interest on deposits                     $143,587       $194,268       $217,401      $175,126       $177,232
                                                        ========       ========       ========      ========       ========

 Earnings:
       Net income                                        $56,677        $47,910        $45,677       $14,911        $38,952
       Income taxes                                       24,687         22,515         22,945        10,745         20,627
       Fixed charges, as above                           143,587        194,268        217,401       175,126        177,232
                                                        --------       --------       --------      --------       --------
           Earnings for purposes
               of calculation                           $224,951       $264,693       $286,023      $200,782       $236,811
                                                        ========       ========       ========      ========       ========


 Ratio of earnings to combined
       fixed charges and dividends on trust
       preferred securities and preferred
       stock of subsidiary including interest
       on deposits                                          1.57  x        1.36  x        1.32  x       1.15  x        1.34  x


 EXCLUDING INTEREST ON DEPOSITS:

 Fixed charges:
       Total interest expense excluding
           interest on deposits                          $61,852        $75,163        $90,518       $64,823        $63,349
       Interest portion of rent expense                      735            846            998         1,007            860
       Dividends on trust preferred securities
       and preferred stock of subsidiary                   5,828          3,655          2,723         2,723          2,723
                                                        --------       --------       --------      --------       --------
           Fixed charges excluding
               interest on deposits                      $68,415        $79,664        $94,239       $68,553        $66,932
                                                        ========       ========       ========      ========       ========

 Earnings:
       Net income                                        $56,677        $47,910        $45,677       $14,911        $38,952
       Income taxes                                       24,687         22,515         22,945        10,745         20,627
       Fixed charges, as above                            68,415         79,664         94,239        68,553         66,932
                                                        --------       --------       --------      --------       --------
           Earnings for purposes
               of calculation                           $149,779       $150,089       $162,861       $94,209       $126,511
                                                        ========       ========       ========      ========       ========

 Ratio of earnings to combined
       fixed charges and dividends on trust
       preferred securities and preferred
       stock of subsidiary excluding interest
       on deposits                                          2.19  x        1.88  x        1.73  x       1.37  x        1.89  x

                                                                    EXHIBIT (12)
                                                                          PAGE 2


                              Republic Bancorp Inc.
          Calculations of Ratios of Earnings to Combined Fixed Charges



                                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------------------------------------
(in thousands)                                            2002           2001           2000         1999           1998
                                                        --------       --------       --------      --------       --------
 INCLUDING INTEREST ON DEPOSITS:
 Fixed charges:
       Total interest expense                           $137,024       $189,767       $213,680     $171,396       $173,649
       Interest portion of rent expense                      735            846            998        1,007            860
                                                        --------       --------       --------      --------       --------
           Fixed charges including
               interest on deposits                     $137,759       $190,613       $214,678     $172,403       $174,509
                                                        ========       ========       ========      ========       ========

 Earnings:
       Net income                                        $56,677        $47,910        $45,677      $14,911        $38,952
       Income taxes                                       24,687         22,515         22,945       10,745         20,627
       Fixed charges, as above                           137,759        190,613        214,678      172,403        174,509
                                                        --------       --------       --------      --------       --------
           Earnings for purposes
               of calculation                           $219,123       $261,038       $283,300     $198,059       $234,088
                                                        ========       ========       ========      ========       ========

 Ratio of earnings to combined
       fixed charges including
       interest on deposits                                 1.59  x        1.37  x        1.32  x      1.15  x        1.34  x



 EXCLUDING INTEREST ON DEPOSITS:

 Fixed charges:
       Total interest expense excluding
           interest on deposits                          $61,852        $75,163        $90,518      $64,823        $63,349
       Interest portion of rent expense                      735            846            998        1,007            860
                                                        --------       --------       --------      --------       --------
           Fixed charges excluding
               interest on deposits                      $62,587        $76,009        $91,516      $65,830        $64,209
                                                        ========       ========       ========      ========       ========

 Earnings:
       Net income                                        $56,677        $47,910        $45,677      $14,911        $38,952
       Income taxes                                       24,687         22,515         22,945       10,745         20,627
       Fixed charges, as above                            62,587         76,009         91,516       65,830         64,209
                                                        --------       --------       --------      --------       --------
           Earnings for purposes
               of calculation                           $143,951       $146,434       $160,138      $91,486       $123,788
                                                        ========       ========       ========      ========       ========

 Ratio of earnings to combined
       fixed charges excluding
       interest on deposits                                 2.30  x        1.93  x        1.75  x      1.39  x        1.93  x